UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 30, 2011

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2011, IRIDEX Corporation (“IRIDEX”) entered into an Asset Purchase Agreement with Cutera, Inc. (“Cutera”) and U.S. Bank, National Association, as Escrow Agent (the “Asset Purchase Agreement”). The Asset Purchase Agreement provides for the sale of substantially all of the assets of IRIDEX’s aesthetic business. Cutera has agreed to pay approximately $5.1 million in cash for the assets of IRIDEX’s aesthetic business, subject to certain adjustments, and to assume certain liabilities of IRIDEX and its affiliates relating to the aesthetic business, as described in the Asset Purchase Agreement. Following the closing, IRIDEX will retain and focus on its ophthalmology business. The boards of directors of IRIDEX and Cutera each have unanimously approved the transactions contemplated by the Asset Purchase Agreement.

The transaction is subject to various customary closing conditions but is not subject to a financing condition. The Asset Purchase Agreement contains customary representations and warranties of the parties which have been made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Asset Purchase Agreement. The Asset Purchase Agreement also includes customary covenants of IRIDEX and Cutera. The Asset Purchase Agreement includes customary termination provisions, including that each of IRIDEX and Cutera may terminate the Asset Purchase Agreement if the other party has materially breached any representation, warranty or covenant contained in the Asset Purchase Agreement and failed to cure such breach or if the closing has not occurred on or prior to February 29, 2012. The foregoing description of the Asset Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement filed as Exhibit 2.1, which is incorporated herein by reference.

In connection with the transaction IRIDEX and Cutera intend to enter into a license agreement, which will permit Cutera to utilize certain IRIDEX owned intellectual property following the transaction, and a transition services and supply agreement, pursuant to which IRIDEX will continue to support certain aspects of the aesthetics business following the closing of the transaction while that business is transitioned to Cutera.

On December 30, 2011, IRIDEX Corporation and Cutera, Inc. issued a joint press release in which the parties announced that they had entered into an Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among Cutera, Inc., IRIDEX Corporation, and U.S. Bank, National Association, as Escrow Agent, dated December 30, 2011.

99.1	Press Release dated January 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ DOMINIK BECK
Dominik Beck President and Chief Executive Officer

Date: January 4, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among Cutera, Inc., IRIDEX Corporation, and U.S. Bank, National Association, as Escrow Agent, dated December 30, 2011.

99.1	Press Release dated January 3, 2012.